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                                                                    EXHIBIT 99.5

                          KEYSTONE INSTITUTIONAL TRUST
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


     AGREEMENT made the 13th day of December 1995, by and between KEYSTONE INSTITUTIONAL TRUST, a Massachusetts business trust ("Trust"), and KEYSTONE INVESTMENT MANAGEMENT COMPANY, a Delaware corporation ("Adviser").

     WHEREAS, the Trust and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain services for the Trust and its series of shares named Keystone Institutional Small Capitalization Growth Fund and each series of shares subsequently issued by the Trust (each singly a "Fund" or collectively the "Funds").

     THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Trust and the Adviser agree as follows:

     1. (a) The Trust hereby employs the adviser to manage and administer the operation of the trust, to supervise the provision of services to the trust and each of its funds by others, and to manage the investment and reinvestment of the assets of each fund of the trust in conformity with such fund's investment objectives and restrictions as may be set forth from time to time in the trust's and/or fund's then current prospectus and statement of additional information, if any, and other governing documents, all subject to the supervision of the board of trustees of the trust, for the period and on the terms set forth in this agreement. the adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation provided herein. the adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the trust in any way or otherwise be deemed and agent of the trust.

     (b) In the event that the Trust establishes one or more Funds, in addition to the Keystone Institutional Small Capitalization Growth Fund, for which it wishes the Adviser to perform services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing and such Fund shall become a Fund hereunder and the compensation payable to the Adviser by the new Fund will be as agreed in writing at the time.

     2. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account each fund of the trust with broker-dealers selected by the adviser. in executing portfolio transactions and selecting broker-dealers, the adviser will use its best efforts to seek best execution on behalf of each fund. in assessing the best execution available for any transaction, the adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). in evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the adviser may also consider the brokerage and research services (as those terms are used in section 28(e) of the securities exchange act of 1934 ("1934 act") provided to each fund and/or other accounts over which the adviser, an affiliate of the adviser (to the extent permitted by law) or another investment adviser of the trust exercises investment discretion. the adviser is authorized to cause the fund to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

     3. The Adviser, at its own expense, shall furnish to the trust office space in the offices of the adviser or in such other place as may be agreed upon by the parties from time to time, all necessary office facilities, equipment and personnel in connection with its services hereunder, and shall arrange, if desired by the trust, for members of the adviser's organization to serve without salaries from the trust as officers or, as may be agreed from time to time, as agents of the trust. the adviser assumes and shall pay or reimburse the trust for: (1) the compensation (if any) of the trustees of the trust who are affiliated with the adviser or with its affiliates and of all officers of the trust as such, and (2) all expenses of the adviser incurred in connection with its services hereunder. the trust assumes and shall pay all other expenses of the trust and its funds, including, without limitation: (1) all charges and expenses of any custodian or depository appointed by the trust for the safekeeping of its cash, securities and other property; (2) all charges and expenses for bookkeeping and auditors; (3) all charges and expenses of any transfer agents and registrars appointed by the trust; (4) all fees of all trustees of the trust who are not affiliated with the adviser or any of its affiliates; (5) all broker's fees, expenses and commissions and issue and transfer taxes chargeable to the trust in connection with transactions involving securities and other property to which the trust is a party; (6) all costs and expenses of distribution of its shares of common stock ("shares") incurred pursuant to a plan of distribution adopted under rule 12b-1 under the investment company act of 1940 ("1940 act"), if any; (7) all taxes and corporation fees payable by the trust or any of its funds to federal, state or other governmental agencies; (8) all costs of certificates representing shares of the trust or any of its funds; (9) all fees and expenses involved in registering and maintaining registrations of the trust and of its shares with the securities and exchange commission ("commission") and registering or qualifying its shares under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the commission and other authorities; (10) expenses of preparing, printing and mailing prospectuses and statements of additional information to shareholders of the trust; (11) all expenses of shareholders' and trustees' meetings and of preparing, printing and mailing notices, reports and proxy materials to shareholders of the trust; (12) all charges and expenses of legal counsel for the trust and for trustees of the trust in connection with legal matters relating to the trust, including, without limitation, legal services rendered in connection with the trust's existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the trust has herein assumed, whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the trust, its trustees, officers, employees or agents; (13) all charges and expenses of filing annual and other reports with the commission and other authorities; and (14) all extraordinary expenses and charges of the trust. in the event that the adviser provides any of these services or pays any of these expenses, the trust will promptly reimburse the adviser therefor.

     The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     4. As compensation for the adviser's services to the trust with respect to each of its funds during the period of this agreement, each fund will pay to the adviser a fee at the annual rate set forth on schedule a attached hereto computed as of the close of business on each business day and payable daily.

     A pro rata portion of the fee shall be payable in arrears at the end of each day or calendar month as the Manager may from time to time specify to the Trust with respect to a Fund. If and when this Agreement terminates, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be promptly paid when due.

     5. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the trust or any of its funds in connection with the performance of this agreement, except a loss resulting from the adviser's willful misfeasance, bad faith, gross negligence or from reckless disregard by it of its obligations and duties under this agreement. any person, even though also an officer, director, partner, employee, or agent of the adviser, who may be or become an officer, trustee, employee or agent of the trust or any of its funds, shall be deemed, when rendering services to the trust or any of its funds acting on any business of the trust or any of its funds (other than services or business in connection with the adviser's duties hereunder), to be rendering such services to or acting solely for the trust or any of its funds and not as an officer, director, partner, employee, or agent or one under the control or direction of the adviser even though paid by it. the fund(s) of the trust agree(s) to indemnify and hold the adviser harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the securities act of 1933, the 1934 act, the 1940 act, and any applicable state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the adviser takes or does or omits to take or do hereunder provided that the adviser shall not be indemnified against any liability to the affected fund(s) of the trust or its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of the adviser in the performance of its duties, or from reckless disregard by it of its obligations and duties under this agreement.

     6. The Trust shall cause its books and accounts to be audited at least once each year by a reputable independent public accountant or organization of public accountants who shall render a report to the trust.

     7. Subject to and in accordance with the declaration of trust of the trust and the certificate of incorporation of the adviser, it is understood that trustees or directors, officers, agents and shareholders of the trust and its funds or the adviser are or may be interested in the adviser (or any successor thereof) as directors and officers of the adviser or its affiliates, as stockholders of keystone investments, inc., or otherwise; that directors, officers and agents of the adviser and its affiliates, or stockholders of keystone investments, inc. are or may be interested in the trust or its adviser as trustees or directors, officers, shareholders or otherwise; that the adviser (or any such successor) is or may be interested in the trust as shareholder, or otherwise; and that the effect of any such adverse interests shall be governed by said declaration of trust of the trust of the trust and certificate of incorporation of the adviser.

     8. The Adviser may enter into an agreement to retain at its own expense any other firm or firms to provide the trust and any of its funds investment advisory services, if such agreement is approved by a vote of a majority of the outstanding voting securities of the affected fund(s) of the trust and by the vote of a majority of the trustees of the trust who are not parties to such agreement or interested persons (as that term is defined in the investment company act of 1940 ("1940 act")) of the trust or of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     9. This agreement shall continue in effect for two years from the date set forth above and after such date only so long as (1) such continuance is specifically approved at least annually by the board of trustees of the trust or by a vote of a majority of the outstanding voting securities of the affected fund(s) of the trust, and (2) such renewal has been approved by the vote of a majority of trustees of the trust who are not interested persons (as that term is defined in the 1940 act) of the adviser or of the trust, cast in person at a meeting called for the purpose of voting on such approval.

     10. On sixty (60) days' written notice to the adviser, this agreement may be terminated at any time without the payment of any penalty by the board of trustees of the trust or by vote of the holders of a majority of the outstanding voting securities of the affected fund(s) of the trust; and on sixty (60) days' written notice to the trust, this agreement may be terminated at any time without the payment of any penalty by the adviser. this agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 act). any notice under this agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

     11. This agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such execution by the trust shall have been first approved by the vote of the holders of a majority of the outstanding voting securities of the affected fund(s) and by the vote of a majority of the trustees of the trust who are not interested persons (as that term is defined in the 1940 act) of the adviser or of any predecessor of the adviser, or of the trust, cast in person at a meeting called for the purpose of voting on such approval. a "majority of the outstanding voting securities of the trust" shall have, for all purposes of this agreement, the meaning provided therefor in the 1940 act.

     12. Any compensation payable to the adviser hereunder for any period other than a full year shall be proportionately adjusted.

     13. The provisions of this agreement shall be governed, construed and enforced in accordance with the laws of the commonwealth of massachusetts.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.



                                       KEYSTONE INSTITUTIONAL TRUST


                                       By:/s/ Albert H. Elfner, III
                                          ------------------------------------
                                          Albert H. Elfner, III
                                          President and chief Executive Officer


                                       KEYSTONE INVESTMENT MANAGEMENT COMPANY


                                       By:/s/ James R. McCall
                                          ------------------------------------
                                          James R. McCall
                                          President





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                                                                      SCHEDULE A


                          KEYSTONE INSTITUTIONAL TRUST



KEYSTONE INSTITUTIONAL SMALL CAPITALIZATION GROWTH FUND pays Keystone a fee for its services at the annual rate set forth below:


Annual                                               Aggregate Net Asset Value
Management Fee                                       of the Shares of the Fund
--------------                                       --------------------------
0.80% of the first                                   $   100,000,000, plus
0.75% of the next                                    $   150,000,000, plus
0.65% of amounts over                                $   250,000,000

Keystone's fee is computed as of the close of business each business day and payable daily.